CONSULTING SERVICES AGREEMENT
Contract # JGF 2015-HH 01

This Agreement dated this August 13, 2015, by and between Hooper Holmes, Inc. ("The Company"), a New York corporation, with its principal place of business located at 560 North Rogers Road, Olathe KS, 66062 and Steven R. Balthazor (the "Consultant"), whose address is 3092 Noble Court, Boulder, CO 80301.

WITNESSETH

WHEREAS, the Consultant has Corporate Finance expertise in areas relevant to The Company’s business;

WHEREAS, the Consultant desires to provide consulting services to The Company that draw upon such expertise as an Interim Chief Financial Officer; and

WHEREAS, The Company desires to employ the Consultant to render functional knowledge, skills, abilities, advice and other services to The Company that draw upon the Consultant's expertise as an Interim CFO;

NOW THEREFORE, in consideration of the mutual promises and covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE 1 ‑ SCOPE

(1)    The Consultant shall furnish professional consulting services and advice to The Company in the capacity as an Interim CFO, at such reasonable times as are mutually agreeable to the parties. All services provided by Consultant hereunder shall be performed with the authorization of and under the direction of The Company’s CEO or another authorized representative of The Company.

(2)    Consultant shall not create or enter into any other business relationship during the term of this Agreement that is, or is reasonably likely to constitute, a conflict of interest with respect to Consultant’s services to The Company or are otherwise detrimental to the interests of The Company. Consultant has previously entered into a Non-Disclosure Agreement with The Company, the terms of which are incorporated herein by reference. In addition, Consultant acknowledges and agrees that The Company from time to time receives information from its customers that is subject to confidentiality and/or privacy obligations under applicable laws, regulations and contracts, and Consultant agrees that to the extent such information is provided to Consultant in connection with the services provided hereunder, Consultant shall fully comply with the confidentiality and/or privacy obligations of The Company associated with that information. Upon The Company’s reasonable request, Consultant will execute a customary form of “Business Associate Agreement” as provided for in the HIPAA/HITECH regulations.

(3)    The Consultant verifies that he is an independent contractor and will be required to invoice The Company on appropriate business letterhead. As an independent contractor, the Consultant is not an employee of The Company. Without limiting the foregoing, Consultant is not

Hooper Holmes Consultant Contract Confidential    August 14, 2015

CONSULTING SERVICES AGREEMENT
Contract # JGF 2015-HH 01

entitled to the health, insurance, unemployment and workers compensation coverage, 401(k) and other benefits provided or offered to employees of The Company, and Consultant shall be solely responsible for paying such federal, state and local taxes and other withholdings as are applicable to Consultant’s compensation hereunder.

ARTICLE 2 ‑ TERM

This Agreement shall commence on August 13, 2015, and continue unless and until terminated by one of the parties in accordance with Article 5.

ARTICLE 3 – CONSIDERATION

(1)    The Company and Consultant hereby agree to the Fees, Terms and Conditions included in Attachment #1 to this contract, regarding compensation for work performed by Consultant.

(2)    The Company shall reimburse the Consultant for reasonable expenses incurred by the Consultant for authorized travel outside a fifty (50) mile radius of the Consultant's office, when approved or authorized in advance by The Company. Expenses shall include reasonable transportation and room and board expenses associated with such travel, subject to The Company’s policies for reimbursement of business travel. An accounting of such travel and expenses, including all receipts, shall be submitted along with the invoices presented in accordance with Article 4.

(3)    “The Consultant shall have authority to purchase goods and services, and enter into contracts, for or on behalf of The Company under the terms of this agreement consistent with his title, subject to any restrictions imposed by the Company’s CEO or Board of Directors.”

ARTICLE 4 ‑ INVOICING

The Consultant shall present a summary for professional services rendered for each calendar month or portion thereof, referencing the appropriate charge number (if applicable) and Consulting Agreement number on the invoice. Payment terms shall be net fifteen (15) days from the date of receipt of an acceptable invoice submitted by the Consultant and shall be directed to:

Hooper Holmes, Inc.
560 North Rogers Road
Olathe, KS 66062
Attention: Henry Dubois

ARTICLE 5 ‑ TERMINATION

Hooper Holmes Consultant Contract Confidential    August 14, 2015

CONSULTING SERVICES AGREEMENT
Contract # JGF 2015-HH 01

Either Party may terminate this Agreement at any time with 30 days prior written notice. In the event of a termination by The Company without cause, The Company shall be subject to the terms and conditions in Attachment #1 to the contract.

ARTICLE 6 ‑ GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of New York.

ARTICLE 7 ‑ ASSIGNMENT

This Agreement and the rights and obligations of the parties hereunder shall not be assigned by either party without the prior written consent of the other party.

ARTICLE 8 ‑ SEVERABILITY

If any provision of this Agreement or the application thereof, shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Agreement and the application of such provisions to other persons or circumstances shall not be affected thereby, but rather shall be enforced to the maximum extent permissible under applicable law.

ARTICLE 9 ‑ DESIGNATION OF COMPANY AUTHORIZED REPRESENTATIVES

The representatives of The Company authorized to direct the Consultant (as referred to in Article 1) is/are:

A.    Henry Dubois
B.    Any Company employee designated by Henry Dubois to act in his stead.

ARTICLE 10 - LIMITATION OF LIABILITY

If Consultant is held liable to The Company for any matter arising out of, under, or in connection with this Agreement, whether based on an action or claim in contract, equity, negligence, intended conduct, tort, or otherwise, the amount of damages recoverable against Consultant for all events, acts or omissions shall not exceed in the aggregate the total amount of the charges paid and expenses reimbursed by The Company to Consultant under this Agreement. Consultant will not be liable for any loss of income, profit, savings or indirect, incidental, or consequential damages of any nature whatsoever in connection with, related to, arising out of, any aspect of Consultant performance under this Agreement, even if Consultant has been advised of the possibility of such damages.  The provisions of this Section will survive the term or termination of this Agreement for any reason.

Hooper Holmes Consultant Contract Confidential    August 14, 2015

CONSULTING SERVICES AGREEMENT
Contract # JGF 2015-HH 01

ARTICLE 11 – NOTICES

Notices to The Company shall be directed to:

Description	The Company	Consultant
Company	Hooper Holmes, Inc	Steven R. Balthazor
Address	560 North Rogers Road	3092 Noble Court
Address	Olathe, KS 66062	Boulder, CO 80301
Telephone		303.859.0264
Facsimile		303.955.5378
Email		Steven_Balthazor@yahoo.com
Attention	Mr. Henry Dubois	Steven Balthazor

IN WITNESS WHEREOF, each of the parties of this Agreement has caused this Agreement to be signed in its name and on its behalf by its representative thereunto duly authorized as of the day and year first above written.

Consultant                            Hooper Holmes, Inc.

_____________________________                ______________________________
Steven R. Balthazor                        Henry Dubois
Consultant                            President and CEO

Hooper Holmes Consultant Contract Confidential    August 14, 2015

CONSULTING SERVICES AGREEMENT
Contract # JGF 2015-HH 01

Attachment #1
Fees, Terms and Conditions
Contract # JGF 2015-HH01

Fee Structure:

1.	Fees will be based on time worked and will be computed as follows based on an hourly cash compensation rate of $150/hour, such that:

a.	no more than $ 1,200 shall be charged for any calendar day without prior approval by Mr. Dubois or his representative, and,

b.	no more than $ 6,000 charged for any calendar week without prior approval by Mr. Dubois or his representative, and

2.	Consultant will receive 150,000 non-qualified stock options, pursuant to a separate Stock Option Grant Agreement.

Terms:

1.	Fee and expense invoices will be submitted to the Company’s authorized representative for approval and payment.

2.	Consultant will use the travel vendors of preference of The Company, if any, and follow the Company’s travel policies.

3.	All customary and reasonable travel related expenses shall be reimbursed to the Consultant.

Conditions:

1.	In accordance with Article 5 of this contract, either party may terminate this contract with 30 days written notice. The Company shall be responsible for paying any unpaid but earned Fees.

Hooper Holmes Consultant Contract Confidential    August 14, 2015